STIFEL FINANCIAL CORP.
Form 8-K Dated March 18, 2008
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News
One Financial Plaza | 501 North Broadway | St. Louis, MO 63102 |(314) 342-2000

For further information contact:
James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Announces Pricing of Public Offering of
Common Stock by Selling Stockholders

ST. LOUIS, MO -- March 18, 2008 - Stifel Financial Corp. ("Stifel" or the "Company") (NYSE: SF) announced today that BankAtlantic Bancorp, Inc. (NYSE: BBX) and The Western and Southern Life Insurance Company priced the previously announced public offering of an aggregate of 1,900,000 shares of Stifel common stock at a price of $40.00 per share. Of these shares, 1,600,000 shares are being offered by BankAtlantic Bancorp, Inc. and 300,000 shares are being offered by The Western and Southern Life Insurance Company. Stifel will not receive any of the proceeds from the sale of shares of common stock in this offering.

This offering is expected to close on Monday, March 24, 2008. BankAtlantic Bancorp has granted the underwriters an option, exercisable for 30 days from the closing, to purchase 285,000 additional shares of common stock to cover over-allotments, if any.

Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), Merrill Lynch & Co. and Keefe, Bruyette & Woods are acting as joint book-running managers for the offering. Fox-Pitt Kelton Cochran Caronia Waller is acting as co-manager.

Copies of the final prospectus, when available, may be obtained from Stifel Nicolaus, Attn: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202 (443-224-1988); Merrill Lynch & Co., Attn: Prospectus Department, 4 World Financial Center, New York, NY 10080 (212-449-1000); Keefe, Bruyette & Woods, Attn: Equity Syndicate Department, 787 Seventh Avenue, New York, NY 10019 (212-887-7777); or Fox-Pitt Kelton Cochran Caronia Waller, Attn: Syndicate Department, 420 5th Avenue, 5th Floor, New York, NY 10018 (212-857-6212).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Company Information

Stifel Financial Corp. is a Delaware corporation and a financial services holding company headquartered in St. Louis. The Company's principal subsidiary is Stifel Nicolaus, a full service retail and institutional brokerage and investment banking firm. The Company's principal activities are: private client services, including securities transaction and financial planning services; institutional equity and fixed income sales, trading and research, and municipal finance; investment banking services, including mergers and acquisitions, public offerings and private placements; and retail and commercial banking, including personal and commercial lending programs. Stifel Financial Corp. operates 174 offices in 28 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus, and 3 European offices through Stifel Nicolaus Limited.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon the Company's current expectations and projections about future events. The Company intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of these safe harbor provisions. Such forward-looking statements involve known and unknown risks and uncertainties, including that the offering may not be completed as expected, if at all, or that the over-allotment option granted to the underwriters may not be exercised.

You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company will not update these forward-looking statements, even though the Company's situation may change in the future, unless the Company is obligated to do so under federal securities laws. The Company qualifies all of the Company's forward-looking statements by these cautionary statements.

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